Exhibit 99.1

ITT Reports 2017 Fourth-Quarter and Full-Year Results, 2018 Guidance

2017 Full-Year Results:

  Revenue up 8% to $2.6 billion, Organic revenue up 3%
  Segment Operating Income (OI) up 17%, Adjusted Segment OI up 11%
  GAAP EPS of $1.29 includes U.S. tax law charge, Adjusted EPS up 12% to $2.59
  Free Cash Flow (FCF = cash flows from operations less capital expenditures) increased to $134 million; Adjusted FCF conversion of 100%

2017 Fourth-Quarter Results:

  Revenue up 16% to $684 million, Organic revenue up 8%
  Segment OI up 36%, Adjusted Segment OI up 29%
  GAAP loss per share of $0.75 includes U.S. tax law charge
  Adjusted EPS up 33% to $0.64

2018 Guidance

  Total revenue up 5% to up 8%
  Adjusted segment OI margins up 100-150 bps
  GAAP EPS in range of $2.46 to $2.78
  Adjusted EPS in range of $2.85 to $3.15, up 16% at midpoint of $3.00

Raises Quarterly Dividend 5% to $0.134 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 16, 2018--ITT Inc. (NYSE:ITT) today reported 2017 fourth-quarter and full-year financial results that reflected a strong strategic focus on optimizing execution, expanding in key end markets and deploying capital effectively to drive growth and share gains. The company also provided 2018 guidance.

"I’m extremely pleased with the exceptional growth that we delivered in 2017 and with the strong share gains that we delivered in key growth markets," said CEO and President Denise Ramos. "Throughout the year, ITT continued to optimize execution while leveraging those accomplishments to drive momentum and share gains with key customers, end markets and geographies. Heading into 2018, we are intensifying our focus on optimizing execution, accelerating innovation and delivering growth."

The company delivered revenue of $2.6 billion in 2017, reflecting an 8 percent increase that included $74 million from the Axtone acquisition, and favorable foreign exchange of $30 million. On an adjusted basis, full-year organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) increased 3 percent due to 7 percent growth in transportation markets, driven by automotive brake pads and high-speed rail, that was partially offset by lower pump project activity in oil and gas markets.

GAAP segment operating income increased 17 percent reflecting lower restructuring expenses and strong operational results. Adjusted segment operating income increased 11 percent as sales volume growth in automotive brake pads, benefits from past restructuring actions at our Industrial Process and Connect and Control Technologies businesses, and improved productivity were partially offset by higher commodity costs, unfavorable price and mix, foreign exchange and incremental investments to support long-term growth.

Full-year GAAP EPS decreased to $1.29, compared with $2.02 in the prior year, due to the $1.45 in provisional charges related to the 2017 U.S. Tax Cuts and Jobs Act, consisting mainly of a one-time tax on historic unremitted foreign earnings and the write-down of U.S. deferred tax assets from the lower U.S. corporate tax rate, partially offset by lower year-over-year restructuring costs and the benefit of an insurance settlement in 2017. Adjusted EPS increased 12 percent to $2.59 reflecting strong segment operating income growth from higher volumes and net productivity, in addition to a lower tax rate and share count, partially offset by higher incentive costs and the negative impact of foreign exchange.

"From an execution standpoint, we drove strong adjusted EPS growth reflecting double-digit adjusted operating income growth in all three segments. We also delivered a 15 percent increase in adjusted free cash flow and a conversion rate of 100 percent," Ramos said.

"In addition, we continued to innovate with our customers to drive future growth. For example, in our MT business, we grew full-year organic revenue by 10 percent and won 75 new automotive friction platforms, including 42 in China, through our ability to partner with customers. We also launched our revolutionary ITT SMART Pad. Further, we secured significant multi-year awards in rotorcraft and the aerospace and defense markets; won a growing number of electric vehicle connector awards in the North America and EMEA markets; and achieved a record award in our KONI shock absorber business.

"We also continued to deploy our capital in balanced and effective ways to both position us for long-term success and return value to shareholders. In 2017, we made strategic organic investments to expand our global friction business in China and North America to support our extensive share gains in those regions, and we acquired Axtone Railway Components to enhance our position in the global railway market. In addition, we continued to return value to shareholders by executing $30 million of share repurchases and increasing our quarterly dividend.

"As we look ahead, we are pleased with the stabilization in our key end markets but will also continue to watch these markets closely, especially given the recent volatility. Nonetheless, we expect to fully build on the momentum we've generated over the past few years to accelerate our customer-focused innovation and growth and to continue to create long-term value for shareholders."

2017 Fourth-Quarter Results

The company delivered revenue of $684 million in the fourth quarter, reflecting a 16 percent increase. Organic revenue increased 8 percent due to growth in transportation as a result of solid performance in auto and rail, in oil and gas due to strong upstream pump and connector activity, and in general industrial driven by robust baseline pump activity. Organic orders grew by 9 percent as strong growth in global auto friction, aerospace and defense, and general industrial was partially offset by declines in pump projects.

GAAP segment operating income increased 36 percent, and adjusted segment operating income increased 29 percent reflecting strong incremental margins on higher volumes, restructuring savings at Industrial Process and Connect and Control Technologies, and productivity benefits across all business units, partially offset by higher commodity costs and unfavorable foreign exchange.

Fourth-quarter GAAP loss per share was $0.75, compared to earnings per share of $0.27 in the prior year. The decline was primarily due to impacts from the change in U.S. tax laws, partially offset by the benefit of an insurance settlement in 2017. Adjusted EPS increased 33 percent to $0.64 due to strong segment operating income growth from higher volume, net productivity and restructuring benefits, along with a favorable tax rate and benefits from the Axtone acquisition.

2017 Fourth-Quarter Business Segment Results

All quarterly results are compared with the respective prior-year periods.

Industrial Process designs and manufactures industrial pumps and valves for the chemical and industrial, oil and gas, and mining markets.

  Total revenue increased 10 percent to $233 million, with organic revenue up 8 percent. Both measures reflect strength in short-cycle pumps and aftermarket as well as growth in pump projects, particularly in oil and gas and mining in Latin America and petrochemical in international markets. Total revenue also includes the impact of favorable foreign exchange.
  GAAP operating income increased 98 percent to $28 million partially reflecting lower restructuring expenses. Adjusted segment operating income increased 53 percent to $27 million. Both measures primarily reflect favorable short-cycle volumes and continued improvement in project execution and productivity, partially offset by higher material costs and the negative impacts of foreign exchange.

Motion Technologies designs and manufactures braking technologies, shock absorbers and specialized sealing solutions for the automotive and rail markets.

  Total revenue increased 31 percent to $299 million, and organic revenue increased 13 percent. Both measures reflect significant share gains and market growth in global OE automotive brake pads, particularly in North America and China, and in the European aftermarket, as well as strength in shock absorbers in the European and Chinese railway markets, and growth in seals in key markets at Wolverine. Total revenue also includes the impact of favorable foreign exchange and the Axtone acquisition.
  GAAP operating income increased 27 percent to $34 million, and adjusted segment operating income increased 34 percent to $38 million. Both increases reflect benefits from the Axtone acquisition, volume growth and productivity improvements in friction, and favorable foreign exchange, partially offset by commodity cost headwinds and strategic investments for growth. GAAP operating income also reflects higher year-over-year acquisition-related costs.

Connect & Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets, as well as aerospace environmental control system components.

  Total revenue increased 3 percent to $153 million, and organic revenue increased 1 percent primarily reflecting growth in oil and gas connectors, particularly in North America and the Middle East, and strength in heavy vehicle, electric vehicle and actuation components, offset by weak medical and defense connectors.
  GAAP operating income increased 3 percent to $19 million and adjusted segment operating income increased 2 percent to $21 million, reflecting net productivity and restructuring benefits, as well as operational improvements in the connectors business, partially offset by unfavorable mix, price and impact from foreign exchange.

2018 Guidance

The company announced 2018 guidance with total revenue expected to be in the range of up 5 percent to 8 percent, partially reflecting favorable foreign exchange. GAAP EPS is expected to be in the range of $2.46 to $2.78.

Organic revenue is expected to be up 2 to 4 percent, due to the benefits of our diversified multi-industrial portfolio, including global friction and rail share gains and improvements in short-cycle industrial and chemical markets. 2018 Adjusted EPS is expected to be in the range of $2.85 to $3.15 per share, which is up 16 percent at the $3.00 midpoint. The projected 16 percent increase will be driven by operating productivity and benefits from restructuring, volume, mix and foreign exchange, partially offset by incremental strategic investments and headwinds from commodities and pricing. The 2018 effective tax rate of 23 to 24 percent in the Adjusted EPS guidance compares to the 2017 rate of 24.3 percent.

The company plans to continue to return capital to shareholders through increasing its quarterly dividend, for a sixth straight year, by 5 percent to $0.134 per share and targeting up to $50 million of share repurchases.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors and will be available on the website from two hours after the webcast until Friday, March 2, 2018, at midnight.

For a reconciliation of GAAP to non-GAAP results, please click here.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and oil and gas markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2017 revenues of $2.6 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months		Twelve Months
For the Periods Ended December 31	2017	2016	2017	2016
Revenue	$683.6	$588.4	$2,585.3	$2,405.4
Costs of revenue	476.2	415.0	1,768.1	1,647.2
Gross profit	207.4	173.4	817.2	758.2
General and administrative expenses	58.8	71.9	264.0	274.1
Sales and marketing expenses	41.4	41.3	169.7	170.0
Research and development expenses	25.5	21.9	93.7	80.8
Asbestos-related costs (benefit), net	13.1	14.7	(19.9)	(25.6)
Operating income	68.6	23.6	309.7	258.9
Interest and non-operating expenses (income), net	0.2	(1.0)	0.3	0.5
Income from continuing operations before income tax	68.4	24.6	309.4	258.4
Income tax expense	134.3	0.7	194.6	76.0
(Loss) income from continuing operations	(65.9)	23.9	114.8	182.4
(Loss) Income from discontinued operations	(1.2)	2.2	(1.5)	4.2
Net (loss) income	(67.1)	26.1	113.3	186.6
Less: Income (loss) attributable to noncontrolling interests	0.1	0.3	(0.2)	0.5
Net (loss) income attributable to ITT Inc.	$(67.2)	$25.8	$113.5	$186.1

Amounts attributable to ITT Inc.:
(Loss) income from continuing operations, net of tax	$(66.0)	$23.6	$115.0	$181.9
(Loss) income from discontinued operations, net of tax	(1.2)	2.2	(1.5)	4.2
Net (loss) income	$(67.2)	$25.8	$113.5	$186.1
(Loss) earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$(0.75)	$0.27	$1.30	$2.04
Discontinued operations	(0.01)	0.02	(0.01)	0.05
Net income	$(0.76)	$0.29	$1.29	$2.09
Diluted:
Continuing operations	$(0.75)	$0.27	$1.29	$2.02
Discontinued operations	(0.01)	0.02	(0.01)	0.05
Net income	$(0.76)	$0.29	$1.28	$2.07
Weighted average common shares – basic	88.1	88.3	88.3	89.2
Weighted average common shares – diluted	88.1	88.9	89.0	89.9

CONSOLIDATED BALANCE SHEETS (UNAUDITED) (IN MILLIONS)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$389.8	$460.7
Receivables, net	629.6	523.9
Inventories, net	311.9	295.2
Other current assets	147.4	122.0
Total current assets	1,478.7	1,401.8
Plant, property and equipment, net	521.7	464.5
Goodwill	886.8	774.7
Other intangible assets, net	156.2	160.3
Asbestos-related assets	304.0	314.6
Deferred income taxes	149.9	297.4
Other non-current assets	202.9	188.4
Total non-current assets	2,221.5	2,199.9
Total assets	$3,700.2	$3,601.7
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current maturities of long-term debt	$163.6	$214.3
Accounts payable	351.4	301.7
Accrued liabilities	384.4	350.2
Total current liabilities	899.4	866.2
Asbestos-related liabilities	800.1	877.5
Postretirement benefits	227.3	248.6
Other non-current liabilities	175.6	181.0
Total non-current liabilities	1,203.0	1,307.1
Total liabilities	2,102.4	2,173.3
Total ITT Inc. shareholders' equity	1,596.1	1,426.4
Noncontrolling interests	1.7	2.0
Total shareholders’ equity	1,597.8	1,428.4
Total liabilities and shareholders’ equity	$3,700.2	$3,601.7

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN MILLIONS)

For the Years Ended December 31	2017	2016
Operating Activities
Net income	$113.3	$186.6
Less: (Loss) income from discontinued operations	(1.5)	4.2
Less: (Loss) Income attributable to noncontrolling interests	(0.2)	0.5
Income from continuing operations attributable to ITT Inc.	115.0	181.9
Adjustments to income from continuing operations
Depreciation and amortization	105.3	102.0
Equity-based compensation	18.1	12.6
Asbestos-related benefit, net	(19.9)	(25.6)
Deferred income taxes	147.0	20.9
Asbestos-related payments, net	(45.3)	(31.5)
Contributions to postretirement plans	(45.0)	(19.0)
Changes in assets and liabilities:
Change in receivables	(59.3)	22.5
Change in inventories	14.2	(7.2)
Change in accounts payable	16.8	0.7
Change in accrued expenses	17.2	(27.4)
Change in accrued income taxes	(14.8)	(5.7)
Other, net	(1.9)	16.5
Net Cash – Operating activities	247.4	240.7
Investing Activities
Capital expenditures	(113.3)	(111.4)
Acquisitions, net of cash acquired	(113.7)	(8.8)
Purchases of investments	—	(60.6)
Maturities of investments	—	123.5
Proceeds from sale of assets	3.8	3.0
Other, net	—	(0.1)
Net Cash – Investing activities	(223.2)	(54.4)
Financing Activities
Commercial paper, net borrowings	48.9	19.0
Short-term revolving loans, borrowings	77.3	27.7
Short-term revolving loans, repayments	(177.3)	(78.3)
Long-term debt, repaid	(1.3)	(1.1)
Long-term debt issued	7.0	—
Repurchase of common stock	(32.9)	(77.8)
Dividends paid	(45.4)	(44.6)
Proceeds from issuance of common stock	11.2	12.3
Excess tax benefit from equity compensation activity	—	3.2
Other, net	—	(2.3)
Net Cash – Financing activities	(112.5)	(141.9)
Exchange rate effects on cash and cash equivalents	19.8	(11.4)
Net cash from discontinued operations – operating activities	(2.4)	12.0
Net change in cash and cash equivalents	(70.9)	45.0
Cash and cash equivalents – beginning of year	460.7	415.7
Cash and Cash Equivalents – End of Period	$389.8	$460.7
Supplemental Cash Flow Disclosures
Cash paid (received) during the year for:
Interest	$3.8	$4.5
Income taxes, net of refunds received	62.0	56.1

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, adjusted free cash flow and backlog, some of which are non-GAAP. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends and share repurchases.

These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenue and Organic Orders are defined as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income, Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, and other unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. We believe that these measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items.

Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire free cash flow may not be available for discretionary purposes. We believe that adjusted free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2017 & 2016
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	Change	% Change
	3M 2017	3M 2016	2017 vs. 2016	2017 vs. 2016	3M 2017	3M 2017	3M 2017	Adj. 2017 vs. 2016	Adj. 2017 vs. 2016

Revenues

ITT Inc. - Consolidated	683.6	588.4	95.2	16.2%	18.4	28.7	636.5	48.1	8.2%

Industrial Process	232.6	212.1	20.5	9.7%	-	4.5	228.1	16.0	7.5%
Motion Technologies	298.5	228.1	70.4	30.9%	18.4	22.3	257.8	29.7	13.0%
Connect & Control Technologies	153.3	149.5	3.8	2.5%	-	1.8	151.5	2.0	1.3%

Orders

Total Segment Orders	663.9	572.0	91.9	16.1%	16.2	27.3	620.4	48.4	8.5%

Industrial Process	194.3	191.7	2.6	1.4%	-	3.4	190.9	(0.8)	(0.4%)
Motion Technologies	298.9	235.0	63.9	27.2%	16.2	21.9	260.8	25.8	11.0%
Connect & Control Technologies	171.4	146.9	24.5	16.7%	-	2.0	169.4	22.5	15.3%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year 2017 & 2016
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	Change	% Change
	12M 2017	12M 2016	2017 vs. 2016	2017 vs. 2016	12M 2017	12M 2017	12M 2017	Adj. 2017 vs. 2016	Adj. 2017 vs. 2016

Revenues

ITT Inc. - Consolidated	2,585.3	2,405.4	179.9	7.5%	74.0	29.5	2,481.8	76.4	3.2%

Industrial Process	807.2	830.1	(22.9)	(2.8%)	-	5.7	801.5	(28.6)	(3.4%)
Motion Technologies	1,176.0	983.4	192.6	19.6%	74.0	22.7	1,079.3	95.9	9.8%
Connect & Control Technologies	605.6	596.3	9.3	1.6%	-	1.0	604.6	8.3	1.4%

Orders

Total Segment Orders	2,619.4	2,374.8	244.6	10.3%	70.2	27.6	2,521.6	146.8	6.2%

Industrial Process	799.8	779.1	20.7	2.7%	-	4.6	795.2	16.1	2.1%
Motion Technologies	1,198.8	998.4	200.4	20.1%	70.2	22.0	1,106.6	108.2	10.8%
Connect & Control Technologies	624.1	602.4	21.7	3.6%	-	1.0	623.1	20.7	3.4%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Fourth Quarter 2017 & 2016
(In Millions)

	3M 2017	3M 2017		3M 2017	3M 2016	3M 2016		3M 2016	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2017 vs. 2016		As Adjusted 2017 vs. 2016

Revenue:
Industrial Process	232.6			232.6	212.1			212.1	9.7%		9.7%
Motion Technologies	298.5			298.5	228.1			228.1	30.9%		30.9%
Connect & Control Technologies	153.3			153.3	149.5			149.5	2.5%		2.5%

Intersegment eliminations	(0.8)			(0.8)	(1.3)			(1.3)
Total Revenue	683.6			683.6	588.4			588.4	16.2%		16.2%

Operating Margin:
Industrial Process	11.8%	(10)	BP	11.7%	6.6%	180	BP	8.4%	520	BP	330	BP
Motion Technologies	11.4%	120	BP	12.6%	11.7%	60	BP	12.3%	(30)	BP	30	BP
Connect & Control Technologies	12.5%	90	BP	13.4%	12.4%	120	BP	13.6%	10	BP	(20)	BP

Total Operating Segments	11.8%	70	BP	12.5%	10.0%	130	BP	11.3%	180	BP	120	BP

Income (loss):
Industrial Process	27.5	(0.2)		27.3	13.9	4.0		17.9	97.8%		52.5%
Motion Technologies	33.9	3.7		37.6	26.6	1.5		28.1	27.4%		33.8%
Connect & Control Technologies	19.2	1.4		20.6	18.6	1.7		20.3	3.2%		1.5%

Total Segment Operating Income	80.6	4.9		85.5	59.1	7.2		66.3	36.4%		29.0%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year 2017 & 2016
(In Millions)

	12M 2017	12M 2017		12M 2017	12M 2016	12M 2016		12M 2016	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2017 vs. 2016		As Adjusted 2017 vs. 2016

Revenue:
Industrial Process	807.2			807.2	830.1			830.1	(2.8%)		(2.8%)
Motion Technologies	1,176.0			1,176.0	983.4			983.4	19.6%		19.6%
Connect & Control Technologies	605.6			605.6	596.3			596.3	1.6%		1.6%

Intersegment eliminations	(3.5)			(3.5)	(4.4)			(4.4)
Total Revenue	2,585.3			2,585.3	2,405.4			2,405.4	7.5%		7.5%

Operating Margin:
Industrial Process	7.4%	110	BP	8.5%	4.0%	340	BP	7.4%	340	BP	110	BP
Motion Technologies	16.2%	70	BP	16.9%	17.4%	70	BP	18.1%	(120)	BP	(120)	BP
Connect & Control Technologies	11.0%	220	BP	13.2%	10.9%	130	BP	12.2%	10	BP	100	BP

Total Operating Segments	12.2%	120	BP	13.4%	11.2%	180	BP	13.0%	100	BP	40	BP

Income (loss):
Industrial Process	59.5	9.5		69.0	33.5	28.0		61.5	77.6%		12.2%
Motion Technologies	190.0	8.7		198.7	171.4	6.7		178.1	10.9%		11.6%
Connect & Control Technologies	66.7	13.1		79.8	65.2	7.5		72.7	2.3%		9.8%

Total Segment Operating Income	316.2	31.3		347.5	270.1	42.2		312.3	17.1%		11.3%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2017 & 2016
(In Millions, except per share amounts)

											Percent Change
	Q4 2017	Non-GAAP			Q4 2017	Q4 2016	Non-GAAP		Q4 2016	2017 vs. 2016	2017 vs. 2016
	As Reported	Adjustments		Dilution	As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	80.6	4.9	#A		85.5	59.1	7.2	#A	66.3

Corporate (Expense)	(12.0)	(1.9)	#B		(13.9)	(35.5)	27.2	#B	(8.3)

Operating Income	68.6	3.0			71.6	23.6	34.4		58.0

Interest Income (Expense)	-	(0.4)	#C		(0.4)	1.3	(0.5)	#C	0.8
Other Income (Expense)	(0.2)	-			(0.2)	(0.3)	-		(0.3)

Income from Continuing Operations before Tax	68.4	2.6			71.0	24.6	33.9		58.5

Income Tax (Expense)	(134.3)	120.4	#D		(13.9)	(0.7)	(14.9)	#D	(15.6)

(Loss) income from Continuing Operations	(65.9)	123.0			57.1	23.9	19.0		42.9

Less: Non Controlling Interest	0.1	-			0.1	0.3	-		0.3

(Loss) income from Continuing Operations - ITT Inc.	(66.0)	123.0			57.0	23.6	19.0		42.6

EPS from Continuing Operations	(0.75)	1.38		0.01	0.64	0.27	0.21		0.48	0.16	33.3%

Note: Amounts may not calculate due to rounding.

#A -	2017 includes restructuring and realignment costs ($4.9M), acquisition related costs offset by reversal of prior years acquisition related reserves.
#A -	2016 includes restructuring and realignment costs ($2.3M), acquisition related costs ($1.5M) and pension settlement costs ($3.4M).

#B -

2017 includes income of ($16.4M) related to insurance recovery, certain costs associated primarily with sale of excess property ($0.7M), franchise tax adjustment ($0.7M), and asbestos related expense ($13.1M).

#B -	2016 includes restructuring costs ($1.3M), certain costs associated with sale of excess property ($1.9M), pension settlement costs ($9.3M) and asbestos related expense ($14.7M).

#C -	Interest income related to a change in uncertain tax positon for both 2017 & 2016.

#D -

2017 includes various tax-related special items, including provisional U.S. transition tax expense resulting from U.S. tax law change ($57.9M), tax expense from the U.S. tax rate reduction on deferred tax assets ($86.0M), and a tax benefit ($14.7M) on the remeasurement of U.S. tax on undistributed foreign earnings. In addition, special items include tax benefit on excess stock based compensation ($1.5M), tax benefit from retroactive application of Italian patent box incentive ($3.4M), tax benefit for other tax rate changes ($1.3M), and the tax impact of other operating special items.

#D -

2016 includes various tax-related special items, including net tax benefit on valuation allowance changes, tax true-ups, and changes in uncertain tax positions ($0.7M), net tax benefit of foreign earnings ($1.3M), in addition to the tax benefit of other operating special items ($12.2M).

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2017 & 2016
(In Millions, except per share amounts)

										Percent Change
	12M 2017	Non-GAAP		12M 2017	12M 2016	Non-GAAP		12M 2016	2017 vs. 2016	2017 vs. 2016
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	316.2	31.3	#A	347.5	270.1	42.2	#A	312.3

Corporate (Expense)	(6.5)	(34.1)	#B	(40.6)	(11.2)	(11.7)	#B	(22.9)

Operating Income	309.7	(2.8)		306.9	258.9	30.5		289.4

Interest Income (Expense)	0.3	(2.5)	#C	(2.2)	0.8	(3.4)	#C	(2.6)
Other Income (Expense)	(0.6)	-		(0.6)	(1.3)	-		(1.3)

Income from Continuing Operations before Tax	309.4	(5.3)		304.1	258.4	27.1		285.5

Income Tax (Expense)	(194.6)	120.7	#D	(73.9)	(76.0)	(0.9)	#D	(76.9)

Income from Continuing Operations	114.8	115.4		230.2	182.4	26.2		208.6

Less: Non Controlling Interest	(0.2)	-		(0.2)	0.5	-		0.5

Income from Continuing Operations - ITT Inc.	115.0	115.4		230.4	181.9	26.2		208.1

EPS from Continuing Operations	1.29	1.30		2.59	2.02	0.30		2.32	0.27	11.6%

Note: Amounts may not calculate due to rounding.
#A -	2017 includes restructuring and realignment costs ($18.5M), legal accrual ($5.0M), net acquisition related costs of ($4.1M), pension settlement costs ($3.7).
#A -	2016 includes restructuring and realignment costs ($28.9M), acquisition related costs ($5.8M), impairment of trade name ($4.1M) and pension settlement costs ($3.4M).

#B -

2017 includes income of ($20.2M) related to environmental insurance recovery, certain costs associated primarily with sale of excess property ($5.1M), restructuring and other acquisition related costs ($0.2), franchise tax adjustment ($0.7) and asbestos related income ($19.9M).

Note: ($19.9M) net asbestos related income includes adjustment to maintain 10 year accrual ($56.5M) offset by re-measurment income ($76.4M).
#B -	2016 includes restructuring costs ($1.8M), certain costs associated primarily with sale of excess property ($2.8M), pension settlement costs ($9.3M); asbestos related income ($25.6M).
Note: ($25.6M) net asbestos related income includes adjustment to maintain 10 year accrual ($59.0M), re-measurment income ($81.8M) and insurance settlements ($2.8M).

#C -	Interest income related to a change in uncertain tax positon for both 2017 & 2016.

#D -

2017 includes various tax-related special items, including provisional U.S. transition tax expense resulting from U.S. tax law change ($57.9M), tax expense from the U.S. tax rate reduction on deferred tax assets ($86.0M), and a tax benefit ($14.7M) on the remeasurement of U.S. tax on undistributed foreign earnings. In addition, special items include tax benefit on excess stock based compensation ($2.7M), tax benefit from retroactive application of Italian patent box incentive ($3.4M), tax benefit for other tax rate changes ($2.7M), tax benefit for change in uncertain tax positions ($3.6M), and the tax impact of other operating special items.

#D -

2016 includes various tax-related special items including tax expense of foreign earnings ($24.7M), tax benefit for changes in uncertain tax positions and tax true-ups ($18.5M), in addition to the tax benefit of other operating special items ($6.8M).

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2017 & 2016
(In Millions)

	12M 2017	12M 2016

Net Cash - Operating Activities	247.4	240.7

Capital Expenditures	113.3	111.4

Free Cash Flow	134.1	129.3

Realignment Related Cash Payments	11.3	4.5
Restructuring Cash Payments	17.8	30.3
Asbestos Cash Payments, net	45.3	31.5
Discretionary Pension Contributions, net of tax	22.1	4.9
Adjusted Free Cash Flow	230.6	200.5

Income from Continuing Operations - ITT Inc.	115.0	181.9

Special Items	115.4	26.2

Income from Continuing Operations - ITT Inc., Excluding
Special Items	230.4	208.1

Adjusted Free Cash Flow Conversion	100.1%	96.3%

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2018

	2018 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$2.46	$2.78

Estimated Asbestos Related Costs, Net of Tax	0.47	0.47

	$2.93	$3.25

Estimated Gain on Sale of Excess Property, Net of Tax	(0.33)	(0.35)

Estimated Restructuring, Realignment and Other Costs, Net of Tax	0.22	0.22

Acquisition Related Costs, Net of Tax	0.03	0.03

EPS from Continuing Operations - Adjusted	$2.85	$3.15

CONTACT:
ITT Inc.
Investors:
Jessica Kourakos, +1-914-641-2030
jessica.kourakos@itt.com
or
Media:
Kathleen Bark, +1-914-641-2103
kathleen.bark@itt.com